UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2019

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230 Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CATS	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, Catasys, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Mr. Gustavo A. Giraldo to serve as a member of the Board, effective immediately.

Gus Giraldo has been serving as the president of behavioral and specialty health at Magellan Healthcare since April 2016, where he has been responsible for the strategic development and profitable growth of Magellan Healthcare’s health plan, employer, provider segments, state carve-out behavioral health and federal markets. From April 2015 to April 2016, Mr. Giraldo served as the Chief Operating Officer for Chubb’s Latin American life, accident and health business where he was responsible for the lead sales and distribution for a division of the company. He served as the Chief Operating Officer of Cigna’s Chinese life insurance joint venture from September 2001 to March 2015, and the Founder and Regional Managing Director for Cigna’s Asian health insurance businesses. Mr. Giraldo has more than 20 years of leadership in the insurance industry, including a track record of initiating, leading and growing domestic and global healthcare businesses. Mr. Giraldo earned his bachelor’s degree in mathematics from The Florida State University in 1996 and his master’s degree in business administration from the University of Pennsylvania’s Wharton School of Business in 2006.

Mr. Giraldo has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Giraldo had, or will have, a direct or indirect material interest.

On November 15, 2019, Ms. Sharon R. Gabrielson resigned from her role as a director of the Company effective November 15, 2019. Ms. Gabrielson also ceased to be a member of the Audit and Compensation Committees of the Board, of the Company. Ms. Gabrielson’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

No.	Description

99.1	Press Release dated November 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: November 19, 2019	By:	/s/ Christopher Shirley
Christopher Shirley
Chief Financial Officer